Exhibit 99.1

Contact:

Julio A. Torres
Chief Executive Officer

Andina Acquisition Corp. II

(646) 565-3861

ANDINA ACQUISITION CORP. II

SECURITIES TO COMMENCE SEPARATE TRADING

NEW YORK, NY, December 4, 2015 -- Andina Acquisition Corp. II (Nasdaq: ANDAU) ("Andina" or the "Company"), a Cayman Islands exempted company, announced  today that it has been informed by EarlyBirdCapital, Inc., the representative of the underwriters in the Company’s initial public offering, that holders of the Company’s units will be able to separately trade the ordinary shares, rights and redeemable warrants included in such units commencing on or about December 7, 2015. The ordinary shares, rights and redeemable warrants will be listed on the NASDAQ Capital Market (“NASDAQ”) under the symbols ANDA, ANDAR and ANDAW, respectively. Units not separated will continue to be listed on NASDAQ under the symbol ANDAU.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Investor Relations, 212-661-0200.

Andina is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The Company's efforts to identify target businesses will not be limited to a particular industry or geographic region, though it intends to initially focus its search for target businesses in the Andean region of South America and in Central America.

Forward Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Andina management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Andina’s prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, Andina disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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